SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





        Date of Report (Date of earliest event reported): April 20, 2000







                        CNL HEALTH CARE PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



                   Florida                            333-47411                         59-3491443
        (State or other jurisdiction          (Commission File Number)                 (IRS Employer
              of incorporation)                                                     Identification No.)


                              450 South Orange Avenue                                   32801
                                  Orlando, Florida                                   (Zip Code)
                      (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 2.       Acquisition or Disposition of Assets.

         Brighton Gardens(R) by Marriott(R) located in Orland Park, Illinois. On April 20, 2000, the Company acquired a Brighton Gardens assisted living Property located in Orland Park, Illinois (the "Orland Park Property") for $13,848,900 from Marriott Senior Living Services, Inc. The Company, as lessor, has entered into a long-term lease agreement relating to this Property. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the lease are as follows:

o        The initial term of the lease expires in 15 years.

o At the end of the initial lease term, the tenant will have four consecutive renewal options of five years each.

o The lease will require minimum rent payments of $1,350,268 per year for the first and second lease years and $1,384,890 for each lease year thereafter.

o In addition to minimum rent, the lease will require percentage rent equal to seven percent of gross revenues in excess of the "Baseline Gross Revenues." The Baseline Gross Revenues will be established when the facility achieves average occupancy of 93% for four consecutive quarters.

o A security deposit equal to $553,956 will be retained by the Company as security for the tenant's obligations under the lease.

o The tenant has established a reserve fund which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the assisted living Property (the "FF&E Reserve"). Deposits to the FF&E Reserve are made every four weeks as follows: 1% of gross receipts for the first through fourth lease year; 2% of gross receipts for the fifth through eighth lease year; and 3% of gross receipts every lease year thereafter.

 o Marriott International, Inc. will, with certain limitations, guarantee the tenant's obligation to pay minimum rent under the lease. The guarantee terminates on the earlier of the end of the fifth lease year or at such time as the net operating income from the Property exceeds minimum rent due under the lease by 25% for any trailing 12-month period. The maximum amount of the guarantee is $2,769,780.

         The estimated federal income tax basis of the depreciable portion of the Orland Park Property is approximately $12.5 million.

         Orland Park Property. The Orland Park Property, which opened in October 1999, is a newly constructed Brighton Gardens by Marriott located in Orland Park, Illinois. The Orland Park Property includes 82 assisted living units and 24 special care units for residents with Alzheimer's and related memory disorders. The facility provides assistance with daily living activities such as bathing, dressing and medication reminders. Special amenities include a common activities room and common dining room, a private dining area, library and garden. The assisted living community, which is located southwest of Chicago, is approximately six miles from two medical facilities, Palos Community Hospital and Oak Forest Community Hospital, and less than two miles from the Orland Square Shopping Center. According to a report published by Project Market Decision and Claritas, a research and data collection firm, the greater Chicago area is the third largest seniors market in the country with more than 263,800 seniors age 75 and older. The number of seniors in the ten-mile area surrounding the Property is expected to grow by 11% between 1999 and 2004. Other senior living facilities located in proximity to the Orland Park Property include Victorian Village, Sunrise of Palos Park, Peace Memorial Village and Arden Courts of Manor Drive. The average occupancy rate and the revenue per available unit for the period the assisted living facility has been operational are as follows:


               Orland Park Property
 ----------------------------------------------------
                    Average             Revenue
                   Occupancy         per Available
   Year              Rate                Unit
------------     --------------     ----------------

      *1999         23.30%              $118.11
     **2000         36.30%              $109.89


* Data for the Orland Park Property represents the period October 11, 1999 through December 31, 1999.
**Data for 2000 represents the period January 1, 2000 through March 24, 2000.

         The Company believes that the results achieved by the Property for 1999 and year-to-date 2000, are not indicative of its long-term operating potential, as the Property had been open for less than six months during the reporting period.

         Marriott Brands. Brighton Gardens by Marriott is a quality-tier assisted living concept which generally has 90 assisted living suites, and in certain locations, 30 to 45 nursing beds in a community. In some communities, separate on-site centers also provide specialized care for residents with Alzheimer's or other memory-related disorders. According to Marriott International, Inc.'s 1999 Form 10-K, Marriott Senior Living Services, Inc., which is a wholly owned subsidiary of Marriott International, Inc., operates 99 assisted senior living communities principally under the names "Brighton Gardens by Marriott," "Village Oaks," and "Marriott MapleRidge," and 45 independent living communities. Marriott Senior Living Services, Inc. is one of the largest participants in the seniors' housing industry with $559 million in sales for 1999. The communities are designed in a comfortable, home-like setting and provide residents with a sense of community through a variety of activities, restaurant-style dining, on-site security, weekly housekeeping and scheduled transportation. The communities are distinguished by an innovative wellness program that enables residents to remain as independent as possible for as long as possible, while providing a personally tailored program of services and care. Marriott Senior Living Services, Inc. has provided seniors with excellent service and quality care since 1984. In 1999, the American Seniors Housing Association, a seniors housing trade association, ranked Marriott Seniors Living Services, Inc. as the nation's second largest manager of senior housing.

                        CNL HEALTH CARE PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH APRIL 20, 2000
                For the Year Ended December 31, 1999 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of the Property acquired by the Company as of April 20, 2000 The statement presents unaudited estimated taxable operating results for the Property as if it had been acquired and operational on January 1, 1999 through December 31, 1999. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                 Brighton Gardens by Marriott
                                                     Orland Park Property
                                               ---------------------------------
Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction:
Rental Income (1)                                                $1,350,268

FF&E Reserve Income (2)                                              32,476

Asset Management Fees (3)                                           (83,093)

Interest Expense (4)                                               (708,750)

General and Administrative
    Expenses (5)                                                   (110,422)
                                                               -----------

Estimated Cash Available from
    Operations                                                      480,479

Depreciation  and Amortization
    Expense (6) (7)                                                (441,243)
                                                               -----------

Estimated Taxable Operating
    Results Before Dividends
    Paid Deduction                                                 $ 39,236
                                                               ===========

                                  See Footnotes

FOOTNOTES:

(1) Rental income does not include percentage rents which will become due if specified levels of gross receipts are achieved.

(2) Reserve funds will be used for the replacement and renewal of furniture, fixtures and equipment related to the Orland Park Property ("FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with the funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income will be earned at 1% of gross receipts for lease years one through four and has been estimated based on projected gross revenues.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Health Care Corp. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) Estimated at 8.75% per annum based on the bank's base rate as of April 20, 2000.

(5) Estimated at 8% of gross rental income, based on the previous experience of Affiliate of the Advisor with another public REIT.

(6) The estimated federal tax basis of the depreciable portion of the property and the number of years the assets have been depreciated on the straight-line method is as follows:

                                                                           Furniture and
                                                 Buildings                    Fixtures
                                                (39 years)                  (5-15 years)
                                               --------------             -----------------

         Orland Park Property                     $11,507,105                   $1,023,320


(7) Loan costs of $55,917 (.5% origination fee on the $8.1 million from borrowings on the Line of Credit, legal fees and closing costs) amortized under the straight-line method over a period of five years.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)     Financial statements of health care property acquired.

                          See Index to Other Financial Statements on page 13.

                  (b)     Pro forma financial information.

                          See Index to Pro Forma Financial Statements on page 7.

                  (c)     Exhibits:

                          None.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                        CNL HOSPITALITY PROPERTIES, INC.


Dated:  April 28, 2000                      By:      /s/ Robert A. Bourne
                                                     ---------------------------
                                                     ROBERT A. BOURNE, President

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES

                     INDEX TO PRO FORMAFINANCIAL STATEMENTS


Pro Forma Consolidated Financial Information (Unaudited):

     Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1999

     Unaudited Pro Forma Consolidated Statement of Operations for the year ended
       December 31, 1999

     Notes to Unaudited Pro Forma Consolidated Financial Statements for the year ended December 31, 1999

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION



         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Health Care Properties, Inc. and subsidiaries (the "Company") gives effect to
(i) the receipt of an initial capital contribution of $200,000 from the Advisor, $5,200,283 in gross offering proceeds from the sale of 520,028 shares of common stock for the period from inception through December 31, 1999, and the application of such funds to pay offering expenses and miscellaneous acquisition expenses, (ii) the receipt of $1,506,101 in gross offering proceeds from the sale of 150,610 additional shares for the period January 1, 2000 through April 20, 2000 and the receipt of $8,100,000 from borrowings on a line of credit,
(iii) the application of such funds to purchase a property and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1999, includes the transactions described in (i) above, from its historical balance sheet, adjusted to give effect to the transactions in (ii) and (iii) above as if they had occurred on December 31, 1999.

         The Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1999, includes the operating results of the property described in (iii) above from the date the property became operational to the end of the pro forma period presented.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1999



                                                                                   Pro Forma
                       ASSETS                           Historical                Adjustments                Pro Forma
                                                       --------------            --------------            ---------------
Land, buildings and equipment on operating
    leases                                                    $   --                $ 14,610,170    (a)        $ 14,610,170
Cash and cash equivalents                                    4,744,222                (4,232,890)   (a)             511,332
Loan costs                                                        --                      55,917    (a)              55,917
Other assets                                                   344,338                  (312,210)   (a)              32,128
                                                        ==============            ==============            ===============
                                                         $   5,088,560              $ 10,120,987               $ 15,209,547
                                                        ==============            ==============            ===============


            LIABILITIES AND STOCKHOLDERS'
                       EQUITY

Liabilities:
    Line of credit                                           $    --                $  8,100,000    (a)        $  8,100,000
    Accounts payable and accrued expenses                       21,167                       --                      21,167
    Due to related parties                                   1,775,256                    81,419    (a)           1,856,675
    Security deposits                                             --                     553,956    (a)             553,956
                                                        --------------            --------------            ---------------
          Total liabilities                                  1,796,423                 8,735,375                 10,531,798
                                                        --------------            --------------            ---------------

Stockholders' equity:
    Preferred stock, without par value.
       Authorized and unissued 3,000,000 shares                    --                         --                         --
    Excess shares, $0.01 par value per share.
       Authorized and unissued 103,000,000
          shares                                                   --                         --                         --
    Common stock, $.01 par value per share.
       Authorized 100,000,000 shares; issued and
          outstanding 540,028 shares; issued and
          outstanding, as adjusted, 690,638 shares               5,400                     1,506    (a)               6,906
    Capital in excess of par value                           3,365,531                 1,384,106    (a)           4,749,637
    Accumulated deficit                                        (78,794)                      --                     (78,794)
                                                        --------------            --------------            ---------------
          Total stockholders' equity                         3,292,137                 1,385,612                  4,677,749
                                                        ==============            ==============            ===============
                                                           $ 5,088,560              $ 10,120,987               $ 15,209,547
                                                        ==============            ==============            ===============




 See accompanying notes to unaudited pro forma consolidated financial statements.


                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999



                                                                                  Pro Forma
                                                         Historical               Adjustments                Pro Forma
                                                      ---------------          --------------             -------------
Revenues:
    Rental income from operating leases                      $    --               $  307,964    (1)         $  307,964
    FF&E reserve income                                           --                    7,296    (2)              7,296
    Interest and other income                                  86,231                 (43,169 )  (3)             43,062
                                                      ---------------          --------------             -------------
                                                               86,231                 272,091                   358,322
                                                      ---------------          --------------             -------------
Expenses:
    Interest                                                      --                  159,750    (4)            159,750
    General operating and administrative                       79,621                      --                    79,621
    Asset management fees to related party                        --                   13,849    (5)             13,849
    Organizational costs                                       35,000                      --                    35,000
    Depreciation and amortization                                 --                   99,983    (6)             99,983
                                                      ---------------          --------------             -------------
                                                              114,621                 273,582                   388,203
                                                                               --------------             -------------
                                                      ---------------

Net Loss                                                   $  (28,390 )            $   (1,491 )               $  (29,881)
                                                      ===============          ==============             =============

Loss Per Share of Common Stock (Basic and
    Diluted) (7)                                            $    (.07 )                                        $    (.06)
                                                      ===============
                                                                                                          =============

Weighted Average Number of Shares of Common
    Stock Outstanding                                         412,713                                           514,035
                                                      ===============                                     =============




 See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1999



Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $1,506,101 from the sale of 150,610 shares during the period January 1, 2000 through April 20, 2000, the receipt of $8,100,000 on borrowings from the line of credit, the receipt of $553,956 from the lessee as a security deposit and $4,232,890 of cash and cash equivalents used (i) to acquire a property for $13,848,900,
         (ii) to pay acquisition fees and costs of $301,788 ($234,013 of which was accrued as due to related parties at December 31, 1999), (iii) to pay selling commissions and offering expenses (syndication costs) of $186,342 which have been netted against stockholders' equity ($65,853 of which was accrued and due to related parties at December 31, 1999) and (iv) to pay loan costs of $55,917 related to the assumed borrowings from the line of credit. Also represents the accrual of $381,285 of acquisition fees and miscellaneous acquisition costs.

Unaudited Pro Forma Consolidated Statement of Operations:

(1) Represents adjustment to rental income from operating leases for the property acquired by the Company as of April 20, 2000 (the "Pro Forma Property"), for the period commencing the date the Pro Forma Property became operational by the previous owner to the end of the pro forma period presented. The date the Pro Forma Property is treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Operations was October 11, 1999.

         The lease provides for the payment of percentage rent in addition to base rental income; however, no percentage rent was due under the lease for the Pro Forma Property during the portion of 1999 the Company was assumed to have held the property.

(2) Represents reserve funds which will be used for the replacement and renewal of furniture, fixtures and equipment relating to the Pro Forma Property (the "FF&E Reserve"). The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company. In connection therewith, FF&E Reserve income was earned at approximately $2,700 per month.

(3) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the period commencing the date the Pro Forma Property became operational by the previous owner through the end of the pro forma period presented, as described in Note (1). The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately five percent per annum by the Company during the year ended December 31, 1999.

(4) Represents adjustment to interest expense incurred at a rate of 8.75% per annum in connection with the assumed borrowings from the line of credit of $8,100,000 on October 11, 1999.

(5) Represents increase in asset management fees relating to the Pro Forma Property for the period commencing the date the Pro Forma Property became operational by the previous owners through the end of the pro forma period presented, as described in Note (1). Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's prospectus.

                        CNL HEALTH CARE PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                        FINANCIAL STATEMENTS - CONTINUED
                      FOR THE YEAR ENDED DECEMBER 31, 1999



Unaudited Pro Forma Consolidated Statement of Operations - Continued:


(6) Represents increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Property accounted for as operating leases using the straight-line method. The building and FF&E are depreciated over useful lives of 40 and seven years, respectively. Also represents amortization of the loan costs of $55,917 (.5% origination fee on the $8,100,000 from borrowings on the line of credit, associated legal fees and closing costs) amortized under the straight-line method over a period of five years.

(7) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 1999.

         As a result of the Pro Forma Property being treated in the Pro Forma Consolidated Statement of Operations as operational since October 11, 1999, the Company assumed approximately 670,638 shares of common stock were sold, and the net offering proceeds were available for the purchase of this property. Due to the fact that approximately 150,610 of these shares of common stock were actually sold subsequently, during the period January 1, 2000 and April 20, 2000, the weighted average number of shares outstanding for the pro forma period was adjusted.

                       INDEX TO OTHER FINANCIAL STATEMENTS



The following financial information is provided in connection with the Company's pending acquisition of the Orland Park Property. Due to the fact that the tenant of the Company is a newly formed entity, the information presented represents the historical financial information of the operations of the assisted living facility. The Orland Park Property became operational on October 11, 1999. This information was obtained from the seller of the Property. The Company intends to acquire the Property and will not own any interest in the tenant's operations of the assisted living facility. For information on the Property and the long-term, triple-net lease in which the Company intends to enter, see the section of the Prospectus entitled "Business --Pending Investments."


BRIGHTON GARDENS BY MARRIOTT
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)

Audited Financial Statements:

    Report of Independent Certified Public Accountants

    Statement of Assets and Liabilities as of December 31, 1999

    Statement of Revenues and Operating Expenses for the period October 11, 1999
     (date of opening) through December 31, 1999

    Statement of Excess of Assets Over Liabilities for the period October 11, 1999
     (date of opening) through December 31, 1999

    Statement of Cash Flows for the period October 11, 1999 (date of opening) through
     December 31, 1999

    Notes to Financial Statements for the period October 11, 1999 (date of opening) through
     December 31, 1999


               Report of Independent Certified Public Accountants



To the Board of Directors
Marriott Senior Living Services, Inc.


In our opinion, the accompanying statement of assets and liabilities and the related statements of revenues and operating expenses, of excess of assets over liabilities and of cash flows present fairly, in all material respects, the financial position of Brighton Gardens by Marriott, Orland Park, Illinois (an unincorporated division of Marriott Senior Living Services, Inc.) at December 31, 1999, and the results of its operations and its cash flows for the period from October 11, 1999 (date of opening) to December 31, 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP

Orlando, Florida
March 20, 2000

Brighton Gardens by Marrriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Statement of Assets and Liabilities
December 31, 1999
--------------------------------------------------------------------------------



                                     Assets
Current Assets:
    Cash                                                                        $   16,529
    Accounts receivable                                                              7,333
    Other assets                                                                     7,759
                                                                              ------------
          Total current assets                                                      31,621

Property and Equipment, at cost, less
    accumulated depreciation of $90,759                                         12,694,051
                                                                              ------------

                                                                               $12,725,672
                                                                              ============


                Liabilities and Excess of Assets Over Liabilities

Current Liabilities:
    Accounts payable and accrued expenses                                       $   15,224
    Due to Marriott Senior Living Services, Inc.                                   176,559
                                                                              ------------
          Total current liabilities                                                191,783

Excess of Assets Over Liabilities                                               12,533,889
                                                                              ------------

                                                                               $12,725,672
                                                                              ============



   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marrriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Statement of Revenues and Operating Expenses
Period from October 11, 1999 (Date of Opening) through December 31, 1999
--------------------------------------------------------------------------------



Revenue:
    Resident fees                                                   $ 277,089
    Other income                                                        5,048
                                                              ----------------
                                                                      282,137
                                                              ----------------

Expenses:
    Operating, selling, general and administrative                    442,299
    Depreciation                                                       90,759
                                                              ----------------
                                                                      533,058
                                                              ----------------

Excess of Operating Expenses Over Revenues                         $ (250,921)
                                                              ================



   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marrriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Statement of Excess of Assets Over Liabilities
Period from October 11, 1999 (Date of Opening) through December 31, 1999
--------------------------------------------------------------------------------



Balance at Beginning of Period                                    $        --

    Contribution of property and equipment                         12,784,810

    Excess of operating expenses over revenues                       (250,921)
                                                                 ------------

Excess of Assets Over Liabilities at December 31, 1999            $12,533,889
                                                                 ============


   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marrriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Statement of Cash Flows
Period from October 11, 1999 (Date of Opening) through December 31, 1999
--------------------------------------------------------------------------------



Cash Flows from Operating Activities:
    Net loss                                                                                          $ (250,921)
    Depreciation                                                                                          90,759
    Changes in assets and liabilities:
       Decrease (increase) in assets:
          Increase in accounts receivable                                                                 (7,333)
          Increase in other assets                                                                        (7,759)
       Increase (decrease) in liabilities:
          Increase in accounts payable and accrued expenses                                               15,224
          Increase in due to Marriott Senior Living Services, Inc.                                       176,559
                                                                                                -----------------

                Net cash provided by operating activities                                                 16,529

Cash at Beginning of Period                                                                                    --
                                                                                                -----------------

Cash at End of Period                                                                                  $  16,529
                                                                                                =================


Summary of Non-Cash Financing Transaction:

    On October 11, 1999, the property became operational and property and equipment with a cost of $12,784,810 were recognized as a contribution from Marriott Senior Living Services, Inc.


   The accompanying notes are an integral part of these financial statements.

Brighton Gardens by Marrriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Notes to Financial Statements
Period from October 11, 1999 (Date of Opening) through December 31, 1999
--------------------------------------------------------------------------------

1.       Organization and Nature of Business:

         Brighton Gardens by Marriott (the "Property") is an assisted-living facility located in Orland Park, Illinois. The Property includes 82 assisted-living units and 24 Alzheimer's units. The Property is an unincorporated division of Marriott Senior Living Services, Inc. (the "Owner"), a subsidiary of Marriott International, Inc.


2.       Summary of Significant Accounting Policies:

         Significant accounting policies followed by the Property are described below:

         Basis of Presentation
         The accompanying statements have been prepared to present only the accounts which relate to the Property since it became operational.

         Revenue Recognition
         The Property charges fees to residents of its assisted-living facilities pursuant to short-term operating lease agreements. Resident fees are recognized as revenue ratably over the term of the related leases. Other revenues are recognized as the related services are performed.

         Property and Equipment
         Land is carried at cost. Buildings and improvements and equipment are carried at cost less accumulated depreciation. Additions, improvements and expenditures for repairs and maintenance that extend the life of the assets are capitalized. Other expenditures for repairs and maintenance are charged to expense.

         Depreciation is computed by the straight-line method based on the following estimated useful lives:

         Buildings and improvements                      40 years
         Equipment                                     2-10 years

         Income Taxes
         The operations of the Property does not represent a legal entity for income tax reporting purposes; therefore, all income and expenses of the Property are combined into the operations of the Owner for the filing of applicable tax returns.

         Due to Marriott  Senior Living  Services,  Inc.
         Due to Marriott Senior Living Services, Inc. comprises short-term working capital advances made by the Owner to the Property in the normal course of business.

Brighton Gardens by Marrriott
Orland Park, Illinois
(An Unincorporated Division of Marriott Senior Living Services, Inc.)
Notes to Financial Statements - Continued
Period from October 11, 1999 (Date of Opening) through December 31, 1999
--------------------------------------------------------------------------------

2.       Summary of Significant Accounting Policies - Continued:

         Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.


3.       Property and Equipment:

         Property and equipment is comprised of the following:

                   Land                                             $ 1,437,429
                   Building and improvements                         10,377,634
                   Equipment                                            969,747
                                                              ------------------
                                                                     12,784,810
                   Less accumulated depreciation                        (90,759)
                                                              ------------------

                                                                    $12,694,051
                                                              ==================